Exhibit 16



ROSE, SNYDER & JACOBS
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A CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS


August 2, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA 20549

Dear Sir and/or Madam:

We have read the statements that we understand Roaming Messenger, Inc. will include under Section 4 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.


Yours truly,

/s/Rose, Snyder & Jacobs
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Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

CC: Roaming Messenger, Inc.


























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